SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8-K

                        CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      August 15, 2018
                      Date of Report
              (Date of Earliest Event Reported)

                       EMAGINOS INC.
      (Exact Name of Registrant as Specified in its Charter)

Delaware                 000-55736                 81-4664656
(State or other     (Commission File Number)      (IRS Employer
jurisdiction                                   Identification No.)
of incorporation)

                 13428 Maxella Avenue, #144
             Marina Del Rey, California 90292
     (Address of principal executive offices) (zip code)

                       571-921-4200
      (Registrant's telephone number, including area code)

ITEM 4.01 Changes in Registrant's Certifying Accountant

     Subsequent to the change in control of Emaginos Inc (formerly Forest Sound Acquisition Corporation) effected in July 2018, the new Board of Directors determined not to continue with the Registrant's accountants and to engage a different accounting firm with whom they were familiar. On August 15, 2018 the former accountants, KCCW Accountancy Corp., Los Angeles, California, were dismissed.

     The prior accountant's audit report on the financial statements for the year ended December 31, 2017, contains a note as to the Company's ability to continue as a going concern. The note indicated that the Company's continuation as a going concern is dependent on its ability to raise equity financing or merge with another entity.

     In connection with the audits of the Company's financial statements for the year ended December 31, 2017 and the period reviewed January 1, 2018 to June 30, 2018, there were no disagreements with the former accountants, KCCW Accountancy Corp., on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

     The Registrant has provided KCCW Accountancy Corp. with a copy of this disclosure and requested that they furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from KCCW Accountancy addressed to the U.S. Securities and Exchange Commission is filed as an Exhibit to this Current Report on Form 8-K.

     On August 15, 2018, (the "Engagement Date"), the Company engaged JPizars-CPA & Business Consultants LLC, PCAOB registered, Certified Public Accountants as its independent registered public accounting firm. The decision to engage Jpizars as the Company's independent registered public accounting firm was approved by the Company's Board of Directors.

     The address of JPizars-CPA & Business Consultants LLC is:

          1722 Sheridan Street #365
          Hollywood, FL 33020

     During the period January 1, 2018 and through the Engagement Date, the Company, nor any one on its behalf, did not consult with KCCW in regard to the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.


ITEM 9.01   EXHIBITS

     16.1 Letter from former certifying public accountant

                    SIGNATURES

      Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


Date: August 29, 2018                 /s/Scott Taub
                                      Chief Executive Officer